UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2016

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	98-1271120
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia

(Address of Principal Executive Offices) (Zip Code)

(57)(5) 3734000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

EXPLANATORY NOTE

This amendment to the Form 8-K filed by Tecnoglass Inc. (the “Company”) on December 21, 2016 (“Original 8-K”) is being made solely to correct an error in the total number of warrants of the Company that were exercised prior to such warrants expiring by their terms. Other than to correct the number of warrants that were exercised prior to expiration, there are no changes to the disclosure in the Original 8-K and the disclosure continues to speak as of the date of the Original 8-K.

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Item 8.01 Other Events.

On December 20, 2016, the Company’s warrants, each to purchase one ordinary share of the Company, expired by their terms. There were 1,275,823 warrants outstanding as of September 30, 2016 following completion of the Company’s September 2016 warrant exchange. Of such amount, 1,265,842 warrants were exercised prior to the expiration of the warrants, resulting in 478,218 ordinary shares being issued, with the remaining unexercised warrants expiring by their terms. The warrant liability associated with the warrants will be reclassified into equity once adjusted to fair value at the date of expiration.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2017

TECNOGLASS INC.

By:	/s/ Jose M. Daes
Name:	Jose M. Daes
Title:	Chief Executive Officer

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